UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2013

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on February 7, 2013, the independent members of the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, based upon a recommendation from the Compensation and Leadership Development Committee of the Board, referred to as the Compensation Committee, approved (1) the performance period of January 1, 2013 through December 31, 2013 for the 2013 annual incentive awards to be made under the Reynolds American Inc. 2009 Omnibus Incentive Compensation Plan, referred to as the Omnibus Plan, for certain executive officers, and (2) the performance formula for determining the award pool for the annual incentive awards under the Omnibus Plan for such one-year performance period for each of these executive officers. Under the formula, the award pool for the annual incentive awards for each of the following executive officers will be determined based on the following percentages of RAI’s cash net income for the performance period: Daniel M. Delen, 0.50%; Thomas R. Adams, 0.20%; Andrew D. Gilchrist, 0.20%; Martin L. Holton III, 0.20%; and Jeffery S. Gentry, 0.20%. For purposes of determining such award pools, cash net income is defined as net income from continuing operations in the consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income, as reported in RAI’s 2013 audited financial statements contained in its Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

On February 7, 2013, upon recommendation of the Compensation Committee, the Board approved the following target award values, expressed as a percentage of each executive officer’s base salary as of April 1, 2013, for the 2013 annual incentive awards under the Omnibus Plan for the following executive officers: Mr. Delen, 160%; Mr. Adams, 105%; Mr. Gilchrist, 95%; and Mr. Holton, 100%. On February 6, 2013, the Compensation Committee approved a target award value of 95% for Dr. Gentry’s 2013 annual incentive award under the Omnibus Plan. The maximum amount of the 2013 annual incentive award for each of the listed executive officers is limited to the percentage of RAI’s cash net income approved as the annual incentive award pool for such executive officer by the non-employee directors of the Board, as described above, and the shareholder approved award limitations set forth in the Omnibus Plan. The Compensation Committee may reduce the amount of the 2013 annual incentive award for each of the listed executive officers under such formula using negative discretion after consideration of the 2013 performance of RAI and its operating companies. Generally, such awards are eligible to vest on December 31, 2013, and the payment of awards will be made in cash on or prior to March 15th of the next year. In addition, the annual incentive awards may be paid out partially or fully upon certain other events, such as the listed executive officer’s death, disability, retirement, involuntary termination of employment without cause, or a change of control of RAI.

On February 7, 2013, upon recommendation of the Compensation Committee, the Board approved (1) the three-year performance period of January 1, 2013 through December 31, 2015 for the 2013 performance share awards granted under the Omnibus Plan for certain executive officers, and (2) the performance formula for determining the award pool of performance shares under the Omnibus Plan for such three-year performance period for each of these executive officers. Under the formula, the award pool of performance shares for each of the following executive officers will be determined based on the following percentages of RAI’s cumulative cash net income for the three-year performance period: Mr. Delen, 1.00%; Mr. Adams, 0.40%; Mr. Gilchrist, 0.40%; Mr. Holton, 0.40%; and Dr. Gentry, 0.40%. For purposes of determining such award pools, cash net income is defined as set forth above, except as reported in RAI’s Annual Reports on Form 10-K for the 2013, 2014 and 2015 fiscal years, respectively. The maximum amount of performance shares and associated dividend equivalent payments that any of the listed executive officers may receive at the end of the three-year performance period for the 2013 performance share grant is limited to the award pool for the performance shares determined by the formula based on RAI’s cash net income approved for such executive officer by the non-employee directors of the Board, as described above, and the shareholder approved award limitations set forth in the Omnibus Plan. The Compensation Committee may reduce the amount of the 2013 award for each of the listed officers under such formula using negative discretion after consideration of the performance of RAI and its operating companies.

On February 7, 2013, upon recommendation of the Compensation Committee, the Board approved long-term incentive grants under the Omnibus Plan, to be effective on March 1, 2013, to Messrs. Delen, Adams, Gilchrist and Holton for the January 1, 2013 to December 31, 2015 performance period. On February 6, 2013, the Compensation Committee approved a long-term incentive grant under the Omnibus Plan, also to be effective on March 1, 2013, to Dr. Gentry. The 2013 long-term incentive grants under the Omnibus Plan to such executive officers will be entirely in the form of performance shares. The number of performance shares such executive officers actually will receive, if any, will be determined at the end of the three-year performance period based first on the maximum payout limitation provided by the performance share award pools generated under the pre-established cash net income formula described above. Then the Compensation Committee may use negative discretion to reduce the number of performance shares actually earned by such executive officers to an amount consistent with the average of RAI’s scores under the annual incentive award program for each of the three years of the performance period, but no higher than 150% of target. In addition, if RAI fails to pay cumulative dividends of at least $7.08 per share (an amount equal to the $0.59 per share quarterly dividend declared by RAI’s Board of Directors at its February 7, 2013 meeting times 12 quarterly dividends) for the three-year performance period ending December 31, 2015, then the number of performance shares earned will be reduced by an amount equal to three times the percentage of the dividend underpayment for the three-year performance period, up to a maximum performance share reduction of 50%.

Subject to the foregoing, the performance shares generally will vest on March 1, 2016, and will be paid in the form of shares of RAI common stock on or prior to March 15, 2017. At the time the performance shares vest, each of the listed executive officers will receive a single cash dividend equivalent payment equal to the aggregate amount of the dividends per share declared and paid to RAI shareholders on RAI common stock during the period from the beginning of the three-year performance period through the payment of the performance shares, multiplied by the number of performance shares actually earned by such executive officer after the performance adjustments. In addition, the performance shares may be paid out partially or fully upon certain other events, such as the listed executive officer’s death, disability, retirement, involuntary termination of employment without cause, or a change of control of RAI.

Although the target value of the performance shares Messrs. Delen, Adams, Gilchrist and Holton and Dr. Gentry will receive on March 1, 2013 is known as of the date of this report, the actual number of performance shares each of them will be granted on March 1, 2013 will not be determinable until such date. For each of these executive officers, the number of performance shares granted will be equal to the target long-term incentive opportunity (expressed as a multiple of base salary as of January 1, 2013) for such executive officer set forth below, divided by the average closing price of a share of RAI common stock for the 20 trading days prior to the March 1, 2013 grant date: Mr. Delen, 6.25X; Mr. Adams, 3.25X; Mr. Gilchrist, 2.75X; Mr. Holton, 2.5X; and Dr. Gentry, 2.25X. The grant date fair value of the performance shares granted to each such executive officer will equal the product of the per share closing price of RAI common stock on the grant date multiplied by the number of performance shares granted to each executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: February 8, 2013